UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 11, 2011

AMERICAN LIFE HOLDING COMPANY, INC.
(Exact name of registrant as specified in its charter)

Florida	000-50196	52-2177342
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

43 South Pompano Parkway, Suite 277
Pompano Beach, FL 33069
(Address of principal executive offices)

(954) 840-8372
(Registrant’s telephone number, including area code)

_____________________________________________________
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.01   Changes in Control of Registrant
Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 11, 2011, C & K Mining Corporation (“CKMC”) acquired 312,017 shares, or approximately 79.7% of our issued and outstanding common stock (the “Shares”), from Manuel Losada, our former sole officer and current director, for the aggregate purchase price of $213,000.  The acquisition of the Shares by CKMC was governed by the terms of a stock purchase agreement between CKMC and Mr. Losada dated January 31, 2011 (the “Stock Purchase Agreement”).  CKMC paid the purchase price in cash from company funds.

There are no arrangements known to us the operation of which may, at a subsequent date, result in a change in our control.

There are no arrangements or understandings among CKMC and Mr. Losada, or their respective associates, with respect to the election of our directors or other matters, except that at the closing of the Stock Purchase Agreement we increased the number of directors on our Board of Directors to two and appointed the Chief Executive Officer of CKMC, Deukgyun Oh, to fill the resulting vacancy until our next annual shareholder meeting and until his successor is duly elected and qualified.  As a result, our Board of Directors currently consists of two members: Mr. Losada and Mr. Oh.

At the closing of the Stock Purchase Agreement, Mr. Losada resigned from all of his officer positions with us and we appointed Deukgyun Oh as our President, Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer, to serve as such until the next annual meeting of our Board of Directors and until his successor is duly elected and qualified.

Mr. Oh, age 44, has served as the Chief Executive Officer of KOKO Enterprise Co., Ltd., a Korea-based public company mainly engaged in the mineral resource development business, since March 2009.  KOKO’s common stock is quoted on KOSDAQ under the trading number 039530.  Mr. Oh also currently acts as the Chief Executive Officer of both CNK Mining Inc. and CNK Mining Cameroon Inc., roles that he has occupied since 2007 and 2005, respectively.  From 1992 to 1999, he was the Chief Executive Officer of Haegwang Ceramic Co., Ltd., a private Korean company.  Mr. Oh holds a Bachelor’s degree in Political Science and Diplomacy from Chongju University, Korea.

In light of our intention to engage in the development of mineral resources, Mr. Oh’s industry experience as well as his leadership qualifications and skills led us to conclude that he should serve as our director.

There are no family relationships between Mr. Oh and Mr. Losada, our only other director.  We have not entered into any material plan, contract or arrangement with Mr. Oh relating to his services as our officer or director.

Other than as disclosed above, during the past five years none of our officers or directors has been a director of any company with a class of securities registered pursuant to section 12 of the Exchange Act or subject to the requirements of section 15(d) of the Exchange Act, or any company registered as an investment company under the Investment Company Act of 1940.

There have been no other transactions since the beginning of our last fiscal year or any currently proposed transactions in which we are, or plan to be, a participant and the amount involved exceeds the lesser of $120,000 or 1% of the average of our total assets for the last two completed fiscal years, and in which any related person had or will have a direct or indirect material interest.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 17, 2011	American Life Holding Company, Inc.

	By:	/s/ Deukgyun Oh
Deukgyun Oh
President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer, Director